EXHIBIT 8.1
                                                           -----------

                    [Letterhead of Thacher Proffitt & Wood]



                                             April 29, 2002


Countrywide Securities Corporation         IMH Assets Corp.
4500 Park Granada                          1401 Dove Street
Calabasas, California  91302               Newport Beach, California 92660

Greenwich Capital Markets, Inc.            Deutsche Bank National Trust Company
600 Steamboat Road                         1761 East St. Andrews Place
Greenwich, Connecticut 06830               Santa Ana, California 92705-4934

Impac Mortgage Holdings, Inc.              Wilmington Trust Company
1401 Dove Street                           (as Owner Trustee)
Newport Beach, California 92660            Rodney Square North
                                           1100 North Market Street
Impac Funding Corporation                  Wilmington, Delaware  19890-0001
1401 Dove Street
Newport Beach, California 92660            Ambac Assurance Corporation
                                           One State Street Plaza
                                           New York, New York 10004

               Opinion: Underwriting Agreement
               IMH Assets Corp.
               Collateralized Asset-Backed Bonds, Series 2002-2
               ------------------------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Impac Funding Corporation ("Impac Funding"), Impac Mortgage Holdings, Inc. (the "Parent") and IMH Assets Corp., a direct subsidiary of the Parent (the "Subsidiary"), with respect to (i) the Mortgage Loan Sale and Contribution Agreement, dated as of April 29, 2002 (the "Sale and Contribution Agreement"), between the Parent and the Subsidiary pursuant to which the Parent will sell in part, and will contribute in part, to the Subsidiary certain mortgage loans owned by the Parent and previously acquired from time to time by the Parent from Impac Funding (the "Mortgage Loans") and assign its rights with respect to the Derivative Contracts (as defined below),
(ii) the Amended and Restated Trust Agreement, dated as of April 29, 2002 (the "Trust Agreement"), between the Subsidiary, Wilmington Trust Company, as owner trustee of the



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IMH Assets Corp., Series 2002-2                                        Page 2.
April 29, 2002

Impac CMB Trust Series 2002-2 (the "Issuer") and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent, pursuant to which the Subsidiary will contribute the Mortgage Loans to a trust fund (the "Trust Fund") and the Issuer will issue to the Subsidiary the trust certificates (the "Trust Certificates") evidencing the entire ownership interest in the Issuer, subject to the related Indenture described below, (iii) the Servicing Agreement, dated as of April 29, 2002 (the Servicing Agreement"), between Impac Funding, as master servicer (the "Master Servicer"), the Trust and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee"), and the related Subservicing Agreement, dated June 25, 1996, between the Master Servicer and Wendover Funding, Inc. and the Subservicing Agreement, dated April 29, 2002, between the Master Servicer and Countrywide Home Loans, Inc. (each a "Subservicing Agreement" and together, the "Subservicing Agreements"), (iv) the Indenture, dated as of April 29, 2002 (the "Indenture"), between the Trust and the Indenture Trustee relating to the Collateralized Asset-Backed Bonds, Series 2002-2 (the "Bonds"), issued pursuant thereto by the Trust and secured by the Mortgage Loans and other assets, (v) the Underwriting Agreement, dated as of April 23, 2002 (the "Underwriting Agreement"), among Impac Funding, the Subsidiary, the Parent, Countrywide Securities Corporation ("Countrywide") and Greenwich Capital Markets, Inc. (together with Countrywide, the "Underwriters") pursuant to which the Trust will sell the Bonds to the Underwriters, and (vi) the Insurance and Indemnity Agreement, dated as of April 29, 2002 (the "Insurance and Indemnity Agreement"), among Ambac Assurance Corporation, as insurer, the Master Servicer, the Parent, as seller, the Subsidiary, as depositor, the Issuer and the Indenture Trustee.

        Eleven cap contracts, namely between (i) the Parent and Bear Stearns Bank PLC ("BSB"), dated April 25, 2002 (Reference Number BXIMP022C1); (ii) the Parent and BSB, dated April 25, 2002 (Reference Number BXIMP022C2); (iii) the Parent and BSB, dated April 25, 2002 (Reference Number BXIMP022C3); (iv) the Parent and BSB, dated April 25, 2002 (Reference Number BXIMP022C4); (v) the Parent and BSB, dated April 25, 2002 (Reference Number BXIMP022C5); (vi) the Parent and BSB, dated January 2, 2002 (Reference Number BXNC101108); (vii) the Parent and Bank of America, N.A. ("Bank of America"), dated January 11, 2002 (Reference Number 241353); (viii) the Parent and Bank of America, dated February 12, 2002 (Reference Number 245746); (ix) the Parent and Bank of America, dated January 8, 2002 (Reference Number 240430); (x) the Parent and Greenwich Capital Derivatives, Inc., dated April 12, 2002 (Reference Number IRG31007); and (xi) the Parent and Citibank, N.A., New York, dated February 7, 2002 (Reference Number CPC2650); and five floor contracts, namely between (i) the Parent and BSB, dated April 25, 2002 (Reference Number BXIMP022F1); (ii) the Parent and BSB, dated April 25, 2002 (Reference Number BXIMP022F2); (iii) the Parent and BSB, dated April 25, 2002 (Reference Number BXIMP022F3); (iv) the Parent and BSB, dated April 25, 2002 (Reference Number BXIMP022F4); and (v) the Parent and BSB, dated April 25, 2002 (Reference Number BXIMP022F5) will cover certain interest shortfalls on the Bonds. The Sale and Contribution Agreement, Trust Agreement, Servicing Agreement, Subservicing Agreements, Indenture, Underwriting Agreement and Insurance and Indemnity Agreement are collectively referred to herein as the "Agreements." The cap contracts and floor contracts are collectively referred to herein as the "Derivative Contracts." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.



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IMH Assets Corp., Series 2002-2                                        Page 3.
April 29, 2002

       Pursuant to the Sale and Contribution Agreement, the Parent sold the Mortgage Loans and the Derivative Contracts to the Subsidiary for consideration (the "Mortgage Loan Purchase Price") consisting of (i) the Trust Certificates (valued as described below) and (ii) the cash proceeds of the sale of the Bonds pursuant to the Underwriting Agreement. Pursuant to the Trust Agreement, the Subsidiary sold the Mortgage Loans and the Derivative Contracts to the Issuer for consideration consisting of the Bonds and the Trust Certificates (the "Trust Agreement Purchase Price"). Pursuant to the Indenture, the Mortgage Loans and the Derivative Contracts were pledged by the Issuer to secure the Bonds issued to the Subsidiary pursuant thereto. Pursuant to the Underwriting Agreement, the Subsidiary sold the Bonds to the Underwriters in exchange for cash consideration. The Subsidiary remitted that cash consideration and the Trust Certificates to the Parent in payment of the Mortgage Loan Purchase Price.

       The Trust Certificates are effectively subordinated to the Bonds in right to payment and could be determined to constitute (i) if retained by the Parent, recourse to the Parent with respect with respect to its sale of the Mortgage Loans and Derivative Contracts pursuant to the Sale and Contribution Agreement or (ii) if retained by the Subsidiary, recourse to the Subsidiary with respect to its sale of the Mortgage Loans and Derivative Contracts pursuant to the Trust Agreement. The Parent is retaining the Trust Certificates. The Parent has informed us that the Trust Certificates will be carried on its balance sheet at a value which in its determination is equal to an amount that is less than 10% of the Mortgage Loan Purchase Price. Except for its representations and warranties contained in the Sale and Contribution Agreement and as described above, neither the Parent nor the Subsidiary has any other direct or indirect ownership or other economic interest in, or other right or obligation that could be determined to constitute recourse with respect to, any Mortgage Loan, Trust Certificate or Bond.

       In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.




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IMH Assets Corp., Series 2002-2                                       Page 4.
April 29, 2002

       In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors and secured parties, as to which laws we express no opinion herein, (iii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies including the remedies of specific performance and self-help and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection and (iv) public policy considerations, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any such provisions will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the considerations referred to in foregoing clause (iv) and the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

       This opinion letter is based solely upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on such actual present knowledge of such attorneys.

       In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York and the federal laws of the United States including without limitation the Securities Act of 1933, as amended (the "1933 Act") and applicable regulations thereunder and current judicial and administrative authority with respect thereto. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

       Based upon and subject to the foregoing, it is our opinion that:

       1. Each of Impac Funding and the Subsidiary has been legally incorporated under the laws of the State of California and the Parent has been legally incorporated under the laws of the State of Maryland and, based upon a certificate of good standing issued by each such State, is validly existing as a corporation in good standing under the



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IMH Assets Corp., Series 2002-2                                      Page 5.
April 29, 2002

              laws of that State, and has the requisite entity power and authority to execute and deliver the Agreements and to perform its obligations thereunder.

       2. The issuance, offer, sale and delivery of the Bonds have been duly authorized by the Subsidiary.

       3. Each of the Agreements to which Impac Funding, the Parent and the Subsidiary is a party has been duly authorized, executed and delivered by such party and, assuming the necessary authorization, execution and delivery thereof by the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

       4. The Bonds, assuming the necessary execution, authentication and delivery thereof and payment therefor in accordance with the applicable Agreements, are valid and legally binding obligations under the laws of the State of New York, enforceable thereunder against the Issuer in accordance with their terms, and are entitled to the benefits of the Indenture.

       5. With respect to Impac Funding, the Parent and the Subsidiary, the performance of its obligations under the Agreements and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body, except such as may be required under the securities laws of any State or such as have been obtained, effected or given.

       6. With respect to Impac Funding, the Parent and the Subsidiary, the performance of its obligations under the Agreements and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation or, to our knowledge, any order of any United States federal or State of New York court, agency or other governmental body.

       7. The Registration Statement has become effective under the 1933 Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

       8. The Registration Statement as of its effective date, the date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial and statistical information, Computational Materials and ABS Term Sheets contained or incorporated by reference therein as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.



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IMH Assets Corp., Series 2002-2                                      Page 6.
April 29, 2002

       9. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than any Computational Materials and ABS Term Sheets, as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

       10. The statements made in the Prospectus Supplement under the heading "Description of the Bonds," insofar as such statements purport to summarize certain provisions of the Bonds and the Indenture, provide a fair summary of such provisions. The statements made in the Prospectus Supplement under the headings "Certain Federal Income Tax Consequences," "Certain Legal Aspects of Mortgage Loans-Applicability of Usury Laws," and "-Alternative Mortgage Instruments" and "ERISA Considerations," to the extent that they constitute matters of United States federal or State of New York or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Bonds, are correct in all material respects with respect to those consequences or matters that are discussed therein.

       11. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended. Neither the Issuer nor the Trust Fund created by the Indenture is an "investment company" or "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.




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IMH Assets Corp., Series 2002-2                                        Page 7.
April 29, 2002

       This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof, or other person or entity entitled to rely hereon, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity entitled to rely hereon except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have assumed and are assuming no responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

                                        Very truly yours,

                                             /s/ Thacher Proffitt & Wood